Exhibit 10.9

FIRST AMENDMENT TO LEASE

200 Minuteman

This First Amendment to Lease (this “Amendment”) is entered into as of the 28th day of September, 2004 by and between 200 Minuteman Limited Partnership (the “Landlord”) and TransMedics, Inc. (the “Tenant”).

Background

A.

Landlord and Tenant have entered into that certain Lease dated as of June 25, 2004 (the “Lease”) for property located at 200 Minuteman Drive, Andover, Massachusetts, as more particularly described therein. Capitalized terms used and not defined herein shall have the meaning given to them in the Lease.

B.

Under Section 26(a) of the Lease Tenant had the right to terminate the Lease if Landlord or Tenant exercised its right to terminate that certain Lease dated as of June 25, 2004 for property located at 30 Minuteman Drive (the “Other Lease”) pursuant to Sections 2(c)(i), 2(c)(iii) or 2(d) of the Other Lease.

C.

As of this date, Tenant and Landlord have agreed that Landlord’s and Tenant’s rights to terminate the Other Lease under Sections 2(c)(i) and 2(c)(iii) thereof have expired without having been exercised.

D.

Under Section 26(b) of the Lease, Tenant had the right to terminate the Lease if the existing Landlord’s Mortgagee did not timely agree to enter into a Subordination, Non-disturbance and Attornment Agreement in a form that met the requirements of Section 19.1 of the Lease or that was otherwise reasonably acceptable to Tenant (the “SNDA” ).

E.	The existing Landlord’s Mortgagee timely agreed to (and actually did) enter into the SNDA with Tenant.

F.

The parties have agreed to amend the Lease to reflect the expiration of the termination rights set forth in: (1) Section 26(a) of the Lease, as they pertain to Sections 2(c)(i) and 2(c)(iii) of the Other Lease only and not to Section 2(d) thereof; and (2) Section 26(b) of the Lease.

Agreement

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        Paragraphs A through F above are incorporated herein by reference.

2.        Tenant’s right to terminate the Lease under Section 26(a) of the Lease by reason of the termination of the Other Lease pursuant to Sections 2(c)(i) and 2(c)(iii) of the Other Lease has expired without Tenant exercising such right; provided, however, that Tenant’s right to terminate the Lease (pursuant to Section 26(a) thereof) by reason of its termination of the Other Lease pursuant to Section 2(d) of the Other Lease remains in full force and effect.

3.        Tenant’s right to terminate the Lease pursuant to Section 26(b) thereof has expired without Tenant having exercised such right to terminate.

4.        Neither Landlord nor Tenant is in default under the Lease; nor are there any set of circumstances which, with the passage of time or giving of notice, or both, would constitute a default under the Lease.

5.        The Lease is in full force and effect, and other than as set forth above, it remains unchanged.

EXECUTED under seal as of the first date written above.

200 Minuteman Limited Partnership			TransMedics, Inc.

By:	Niuna-200 Minuteman, Inc., general partner

	By:	/s/ Martin Spagat	By:	/s/ Waleed Hassanein
	Name: Martin Spagat		Name: Waleed Hassanein
	Title: VP		Title: President
	Authorized Signature:		Authorized Signature: